SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – September 7, 2016

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE	1-8974	22-2640650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY		07950
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 7, 2016, Honeywell International Inc. (“Honeywell”) announced the timing and details regarding Honeywell’s distribution of all of the issued and outstanding shares of common stock, par value $0.01 per share, of AdvanSix Inc., a wholly owned subsidiary of Honeywell (the “AdvanSix Common Stock”), to Honeywell’s shareholders as a pro rata dividend in a spin-off. The Honeywell board of directors has declared a pro rata dividend of AdvanSix Common Stock to be made effective at 11:59 p.m. New York City time on October 1, 2016, to Honeywell’s shareholders of record as of 5:00 p.m. New York City time on September 16, 2016 (the “Record Date”). Each Honeywell shareholder of record will receive a distribution of one share of AdvanSix Common Stock for every 25 shares of common stock, par value $1.00 per share, of Honeywell, that it holds on the Record Date. The distribution is subject to the satisfaction or waiver of certain conditions. A copy of the press release is included as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Honeywell International Inc. press release dated September 7, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2016	Honeywell International Inc.

	By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman
Vice President, Corporate Secretary and Deputy General Counsel